                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                   Form 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report: (Date of earliest event reported): OCTOBER 29, 1999


                          LADY LUCK GAMING CORPORATION
             (Exact name of registrant as specified in its charter)


-------------------------------------------------------------------------------
    DELAWARE                      000-22436                     880295602
-------------------------------------------------------------------------------
 (State or other               (Commission File               (IRS Employer
 jurisdiction of                   Number)                 Identification No.)
 incorporation)
-------------------------------------------------------------------------------
             220 STEWART AVENUE
              LAS VEGAS, NEVADA                                   89101
  (Address of principal executive offices)                     (Zip Code)
-------------------------------------------------------------------------------

                                 (702) 477-3000
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On October 29, 1999, Lady Luck Gaming Corporation ("Lady Luck") consummated the purchase (the "Miss Marquette Purchase") of all of the outstanding capital stock of Gamblers Supply Management Company ("GSMC" or "Miss Marquette"), a wholly-owned subsidiary of Sodak Gaming, Inc. ("Sodak"), from Sodak, a wholly-owned subsidiary of International Game Technology, pursuant to a Stock Purchase Agreement dated as of July 30, 1999 (the "Miss Marquette Purchase Agreement"), by and among Lady Luck, Sodak, and GSMC. GSMC owns the Miss Marquette riverboat casino located on the Mississippi River in Marquette, Iowa and the associated real property and assets.

         Isle of Capri Casinos, Inc. ("Isle of Capri") made a secured bridge loan in the principal amount of $16.3 million to Lady Luck, pursuant to a Credit Agreement dated as of October 29, 1999, between GSMC, as the Borrower, and Isle of Capri, as the Lender (the "Miss Marquette Credit Agreement"), in order to fund a portion of the purchase price of the Miss Marquette Purchase. The balance of the purchase price for the Miss Marquette Purchase was funded out of Lady Luck's working capital. Isle of Capri has taken a lien on substantially all of the assets of the Miss Marquette riverboat gaming facility, excluding the gaming licenses.

         On November 1, 1999, Lady Luck and Sodak issued a joint press release announcing the Miss Marquette Purchase.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Gamblers Supply Management Company

         Audited balance sheets dated as of December 31, 1998, and the related statements of operations and accumulated deficit and cash flows for the year then ended are filed as an amendment to Lady Luck's initial Current Report on Form 8-K filed on November 15, 1999 and dated as of the date hereof, and unaudited balance sheets dated as of September 30, 1999, and the related statements of operations and accumulated deficit and cash flows for the nine month periods ended September 30, 1999 and 1998, are filed as an amendment to Lady Luck's initial Current Report on Form 8-K filed on November 15, 1999 and dated as of the date hereof.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholder
Gamblers Supply Management Company:

We have audited the accompanying balance sheet of Gamblers Supply Management Company (the Company), a wholly owned subsidiary of Sodak Gaming, Inc., as of December 31, 1998, and the related statements of earnings and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gamblers Supply Management Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                 /s/ KPMG LLP

Minneapolis, Minnesota
February 10, 1999, except as to
   note 2 and note 5, which are
   as of July 30, 1999 and
   March 11, 1999, respectively

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                                 Balance Sheets
                    September 30, 1999 and December 31, 1998
                                 (In thousands)

--------------------------------------------------------------------------------------------------------
                                                                      SEPTEMBER 30,       DECEMBER 31,
                                     ASSETS                         1999 (UNAUDITED)          1998
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
Current assets:
--------------------------------------------------------------------------------------------------------
   Cash                                                             $         2,306             2,763
--------------------------------------------------------------------------------------------------------
   Accounts receivable                                                            1                73
--------------------------------------------------------------------------------------------------------
   Inventories                                                                  196               199
--------------------------------------------------------------------------------------------------------
   Prepaid Expenses                                                             174               178
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
                  Total current assets                                        2,677             3,213
--------------------------------------------------------------------------------------------------------
Property and equipment, net                                                  28,323            29,445
--------------------------------------------------------------------------------------------------------
Note receivable                                                                 100               100
--------------------------------------------------------------------------------------------------------
Deferred income taxes                                                           282               875
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
                                                                    $        31,382            33,633
                                                                    ================      ==============
--------------------------------------------------------------------------------------------------------
               LIABILITIES AND SHAREHOLDER'S DEFICIT
--------------------------------------------------------------------------------------------------------
Current liabilities:
--------------------------------------------------------------------------------------------------------
   Accounts payable                                                 $           344               397
--------------------------------------------------------------------------------------------------------
   Current maturities of long-term debt                                       2,207             2,837
--------------------------------------------------------------------------------------------------------
   Accrued payroll and payroll related costs                                  1,145             1,391
--------------------------------------------------------------------------------------------------------
   Other accrued liabilities                                                    819             2,517
--------------------------------------------------------------------------------------------------------
   Amounts due to parent company                                             11,762            11,989
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
                  Total current liabilities                                  16,277            19,131
--------------------------------------------------------------------------------------------------------
Long-term debt, net of current maturities                                     2,669             4,366
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
                  Total liabilities                                          18,946            23,497
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
Shareholder's deficit:
--------------------------------------------------------------------------------------------------------
   Common stock, $1 par value; 1,000,000 shares                                  10                10
authorized; 10,000 shares issued and outstanding
--------------------------------------------------------------------------------------------------------
   Additional paid-in capital                                                14,677            14,677
--------------------------------------------------------------------------------------------------------
   Accumulated deficit                                                       (2,251)           (4,551)
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
                  Total shareholder's deficit                                12,436            10,136
                                                                    ----------------      ------------
--------------------------------------------------------------------------------------------------------
                                                                    $        31,382            33,633
                                                                    ================      ==============
--------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                Statements of Operations and Accumulated Deficit

                    Periods ended September 30, 1999 and 1998
                                 (In thousands)

---------------------------------------------------------------------------------------------------------
                                                           TWELVE
                                                        MONTHS ENDED          (UNAUDITED) NINE MONTHS
                                                         DECEMBER 31            ENDED SEPTEMBER 30,
                                                                          -------------------------------
---------------------------------------------------------------------------------------------------------
                                                             1998               1999              1998
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Revenue:
---------------------------------------------------------------------------------------------------------
   Casino                                               $   33,182             24,390            24,986
---------------------------------------------------------------------------------------------------------
   Food and beverage                                         3,954              3,130             2,981
---------------------------------------------------------------------------------------------------------
   Rooms                                                       474                360               364
---------------------------------------------------------------------------------------------------------
   Other                                                       400                326               366
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
                                                            38,010             28,206            28,697
---------------------------------------------------------------------------------------------------------
   Less promotional allowances                              (2,069)            (1,614)           (1,597)
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
                  Net revenue                               35,941             26,592            27,100
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Costs and expenses:
---------------------------------------------------------------------------------------------------------
   Casino                                                   16,910             12,597            12,487
---------------------------------------------------------------------------------------------------------
   Food and beverage                                         1,791              1,374             1,253
---------------------------------------------------------------------------------------------------------
   Rooms                                                       167                125               101
---------------------------------------------------------------------------------------------------------
   Other                                                       378                218               313
---------------------------------------------------------------------------------------------------------
   Depreciation and amortization                             2,421              1,860             1,812
---------------------------------------------------------------------------------------------------------
   General and administrative                                7,985              5,105             6,054
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
                  Total costs and expenses                  29,652             21,279            22,020
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
                  Earnings from operations                   6,289              5,313             5,080
---------------------------------------------------------------------------------------------------------
Interest expense                                             2,890              1,775             2,278
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
                  Earnings before income taxes               3,399              3,538             2,802
---------------------------------------------------------------------------------------------------------
Income tax expense                                           1,189              1,238               961
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
                  Net earnings                               2,210              2,300             1,841
---------------------------------------------------------------------------------------------------------
Accumulated deficit, beginning of period                    (6,761)            (4,551)           (6,761)
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Accumulated deficit, end of period                         ($4,551)            (2,251)           (4,920)
                                                        ==============     =============     ============
---------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                            Statements of Cash Flows
                    Periods ended September 30, 1999 and 1998
                                 (In thousands)

---------------------------------------------------------------------------------------------------------
                                                           TWELVE
                                                        MONTHS ENDED          (UNAUDITED) NINE MONTHS
                                                         DECEMBER 31            ENDED SEPTEMBER 30,
                                                                          -------------------------------
---------------------------------------------------------------------------------------------------------
                                                            1998               1999              1998
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
---------------------------------------------------------------------------------------------------------
   Net earnings                                         $   2,210               2,300             1,841
---------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net earnings to net cash
   provided by operating activities:
---------------------------------------------------------------------------------------------------------
         Depreciation and amortization                      2,421               1,860             1,812
---------------------------------------------------------------------------------------------------------
         Loss on sale of property and equipment                11                  --                10
---------------------------------------------------------------------------------------------------------
         Deferred income taxes                                645                 593               126
---------------------------------------------------------------------------------------------------------
         Changes in operating assets and liabilities:
---------------------------------------------------------------------------------------------------------
            Accounts receivable                               (51)                 72               (68)
---------------------------------------------------------------------------------------------------------
            Inventories                                         3                   3                 0
---------------------------------------------------------------------------------------------------------
            Prepaid expenses                                 (140)                  4              (102)
---------------------------------------------------------------------------------------------------------
            Accounts payable                                 (359)               (204)             (506)
---------------------------------------------------------------------------------------------------------
            Accrued liabilities                              (681)             (3,394)               20
---------------------------------------------------------------------------------------------------------
            Income taxes payable, net of refundable
            income taxes                                      544                 645               171
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities             4,603               1,879             3,304
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
---------------------------------------------------------------------------------------------------------
   Purchases of property and equipment                       (721)               (749)             (364)
---------------------------------------------------------------------------------------------------------
   Proceeds from sale of property and equipment               133                  12                 0
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
      Net cash used in investing activities                  (588)               (737)             (364)
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
---------------------------------------------------------------------------------------------------------
   Proceeds from borrowings from parent company                --                 732                 0
---------------------------------------------------------------------------------------------------------
   Principal repayments of long-term debt                  (3,266)             (2,330)           (2,459)
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
      Net cash used in financing activities                (3,266)             (1,598)           (2,459)
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
      Net increase in cash                                    749                (456)              481
---------------------------------------------------------------------------------------------------------
Cash, beginning of period                                   2,014               2,762             2,014
                                                        --------------     -------------     ------------
---------------------------------------------------------------------------------------------------------
Cash, end of period                                     $   2,763               2,306             2,495
---------------------------------------------------------------------------------------------------------
Supplemental disclosure of cash flow information:
---------------------------------------------------------------------------------------------------------
   Cash paid during the period for interest             $   1,552                 840             1,207
                                                        ==============     =============     ============
---------------------------------------------------------------------------------------------------------
   Cash paid during the period for taxes                $      --             $    --           $    --
                                                        ==============     =============     ============
---------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998

(1)      Organization and Summary of Significant Accounting Policies

         (a)      ORGANIZATION

                  Gamblers Supply Management Company (the Company) a wholly owned subsidiary of Sodak Gaming, Inc. operates the MISS MARQUETTE riverboat casino entertainment facility. In addition to the casino, which has 698 slot machines and 36 table games, the operation includes a hotel, restaurant, and marina. The Company was acquired by Sodak Gaming, Inc. (parent company) on July 1, 1996, and is a wholly owned subsidiary of the parent company.

         (b)      BASIS OF PRESENTATION

                  The accompanying financial statements of the Company include the Miss Marquette riverboat and related depreciation and accumulated depreciation. The riverboat is owned by the parent company and will be transferred to the Company in conjunction with the proposed acquisition by Lady Luck Gaming Corporation (note 2).

         (c)      REVENUE RECOGNITION AND PROMOTIONAL ALLOWANCES

                  In accordance with industry practice, the Company recognizes as casino revenue the net wins from gaming activities, which is the difference between gaming wins and losses. Casino revenue includes the retail value of complimentary food, beverage, and hotel services provided gratuitously to customers. Such amounts are then deducted as promotional allowances to arrive at net revenue. The estimated costs of providing such promotional allowances, which are classified as casino expenses on the accompanying statement of operations, are as follows:

                                    IN THOUSANDS
                                    ------------
Food and beverage                    $    1,310
Rooms                                        83
Other                                        74
                                   ------------
                    Total            $    1,467
                                   ============

         (d)      INVENTORIES

                  Inventories consist primarily of food, beverages, supplies, and gift shop items, and are stated at the lower of cost or market using the first in, first out method.

         (e)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Depreciation is provided principally on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over the following estimated useful lives:

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998

                                    YEARS
                                    -----
Riverboat                             25
Land improvements                     15
Buildings and improvements           15-39
Equipment and furniture               5-7
Transportation equipment               5

         (f)      LONG LIVED ASSETS

                  The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on future undiscounted cash flows.

         (g)      INCOME TAXES

                  The Company provides for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Deferred tax assets and liabilities are recognized for the expected future tax consequences arising from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         (h)      OPERATING COSTS AND EXPENSES

                  Certain operating expenses such as utilities, maintenance, rents, and insurance are not allocated to the operating departments and are included in general and administrative expenses.

         (i)      ADVERTISING

                  The Company expenses advertising costs as incurred. Advertising costs amounted to approximately $2.2 million in 1998.

         (j)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)      LIQUIDITY AND SUBSEQUENT EVENT

         At December 31, 1998, current liabilities exceeded current assets by $15,918,000, including amounts the Company had due to its parent company of $11,989,000 (see note 7). The amounts due to the parent company resulted primarily from the initial construction and equipping of the riverboat casino operation

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998

         and related amenities. The parent company has provided additional funds as needed related to the Company's repayment of third party debt. The Company generated $6,289,000 operating income and $4,603,000 operating cash flow in 1998.

         On July 30, 1999, the Company's Parent entered into an agreement to sell the stock of the Company and the Miss Marquette riverboat to Lady Luck Gaming Corporation. In the event the transaction between the parent company and Lady Luck Gaming Corporation does not close, and the parent company does not divest of the Company, management of the Company expects the financial support of the parent company to continue to provide adequate working capital to fund ongoing operations and repayment of third party debt, if necessary.

(3)      DISCLOSURES ABOUT FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

         ACCOUNTS RECEIVABLE, NOTE RECEIVABLE, ACCOUNTS PAYABLE, ACCRUED LIABILITIES, AND NOTES PAYABLE

         The carrying amounts of accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of those instruments.

         Management estimates that the note receivable and notes payable approximate fair value as the interest rates associated with these instruments generally approximate current borrowing rates.

(4)      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 1998:

                                                               IN THOUSANDS
                                                              ---------------
Land and improvements                                         $           923
Riverboat                                                              13,687
Buildings and improvements                                             10,924
Equipment and furniture                                                 8,002
Transportation equipment                                                  309
Construction in progress                                                   95
                                                              ---------------
                                                                       33,940
Less accumulated depreciation and amortization                          4,495
                                                              ---------------
                                                              $        29,445
                                                              ===============

         Included in property and equipment is $7.5 million of equipment and furniture relating to a capital lease obligation (see note 5), with accumulated amortization of approximately $2.0 million at December 31, 1998.

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998

(5)      LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1998:

                                                             IN THOUSANDS
                                                           -----------------
Capital lease obligation as explained below                $           5,552
Notes payable to the former shareholders of the
Company due in monthly installments of $137,880;
including interest at 8%, through July 1999;
unsecured, guaranteed by the parent company                              940
Contract payable in monthly installments of $12,668,
including interest at 9%, through January 2005;
secured by real estate                                                   710
                                                           -----------------
                                                                       7,202
Less current maturities                                               (2,836)
                                                           -----------------
Total long term debt                                       $           4,366
                                                           =================

         The notes payable to the former shareholders were paid in full as of March 11, 1999.

         CAPITAL LEASE OBLIGATION

         During 1997, the Company entered into a sale-leaseback arrangement involving the sale of certain furniture and equipment for $7.5 million, which approximated book value at the time of the sale. The transaction was accounted for as a financing, whereby the property remains on the books and continues to be depreciated. A financing obligation representing the proceeds was recorded and is reduced based on payments under the arrangement. The financing arrangement requires 48 monthly payments of $233,452, including interest at 21% per annum, through July 2001. Upon expiration of the arrangement, the Company will own the furniture and equipment.

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998


         Future minimum lease payments related to the capital lease obligation are as follows for the years ended December 31:

YEAR                                                             IN THOUSANDS
1999                                                            $       2,802
2000                                                                    2,802
2001                                                                    1,634
                                                                        -----
         Total minimum lease payment                                    7,238
Less amounts representing interest                                     (1,686)
                                                                        -----
         Present value of minimum lease payments                        5,552
Less current maturities                                                (1,805)
                                                                        -----
         Long-term capital lease obligation                     $       3,747
                                                                        =====

         Principal maturities of long-term debt, including the capital lease obligation, are as follows for the years ended December 31:

YEAR                                          IN THOUSANDS
----                                        ----------------
1999                                      $          2,836
2000                                                 2,322
2001                                                 1,636
2002                                                   120
2003                                                   131
Thereafter                                             157

(6)      INCOME TAXES

         A reconciliation of income tax expense based on the statutory rate of 35% to the Company's actual income taxes based on earnings before income taxes for the years ended December 31, 1998 is summarized as follows:

                                                         IN THOUSANDS
Federal income tax expense at statutory
federal rate                                          $           1,190
Federal surtax exemption and other                                   (1)
                                                      -----------------
                  Income tax expense                  $           1,189
                                                      =================

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998


         The income tax expense for the years ended December 31, 1998 is summarized as follows:

                                                IN THOUSANDS
Current                                       $            544
Deferred                                                   645
        Income tax expense                    $          1,189

         The Company files a consolidated federal income tax return with its parent company. The parent company allocates the consolidated provision for income tax to its subsidiaries as if the subsidiaries filed separate federal income tax returns. The current and deferred income tax expense allocated to the Company for the year ended December 31, 1998 represents the income tax expense realized by the consolidated group as a result of the Company's 1998 earnings.

         The refundable income tax due from the parent company of $2,112,000 at December 31, 1998 (see note 7), which represents the Company's net income tax benefits since being acquired by the parent company on July 1, 1996, will be realized by the Company as the Company uses its net operating loss carryforward to offset future taxable income.

         Deferred tax assets and liabilities consist of the following at December 31, 1998:

                                                              IN THOUSANDS
Current deferred assets:
   Allowance for impairment                                $            2,776
   Accrued liabilities                                                     10
                                                           ------------------
         Total deferred assets                                          2,786
Deferred tax liabilities:
   Property and equipment                                              (1,911)
                                                           ------------------
         Net current deferred tax assets                   $              875
                                                           ==================

(7)      TRANSACTIONS WITH PARENT COMPANY

         The Company periodically purchases supplies and borrows money as needed from the parent company. Interest on the borrowings from the parent company is charged at the prime rate, which was 7 3/4% at December 31, 1998. A summary of transactions with the parent company during the years ended December 31, 1998 is as follows:

                                                                   IN THOUSANDS
Supply purchases and miscellaneous transactions                   $           89
Interest expense                                                           1,375

                       GAMBLERS SUPPLY MANAGEMENT COMPANY

                          Notes to Financial Statements
                                December 31, 1998


         There is no fixed maturity date related to the amounts due to the parent company (see note 2). A summary of the amounts due to the parent company at December 31, 1998 is summarized as follows:

                                                                            IN THOUSANDS
Due from parent                                                            $       (3,605)
Refundable income taxes due from the parent company (see note 6)                   (2,112)
Accounts payable for supply purchases                                                 152
Interest-bearing debt                                                              15,717
Accrued interest                                                                    1,837
                                                                           --------------
                                                                           $       11,989
                                                                           ==============

(8)      RETIREMENT PLAN

         In July 1997, the employees of the Company became eligible to participate in the parent company's 401(k) defined contribution benefit plan. In accordance with plan provisions, the Company provides a discretionary matching contribution of up to 6% of employee compensation. The amount of expense recognized by the Company as a result of matching contributions was approximately $371,000 in 1998. Employees vest in Company contributions over a seven year period of employment.

(9)      OPERATING LEASE COMMITMENT

         The Company leases riverfront land from the City of Marquette, Iowa (the City). The agreement is in effect until December 2019, and it requires the Company to make payments under the following terms:

         - $180,000 per year in equal monthly installments due on the first of each month

         - Plus fifty cents ($0.50) daily fee per customer, due the 15th day following each month

         - Plus the following: 2 1/2% of "net gambling receipts" (net win less state wagering taxes paid) from $20 million to $40 million, plus 5% of "net gambling receipts" from $40 million to $60 million, plus 7 1/2% of "net gambling receipts" in excess of $60 million, due annually

         Total rent expense paid in association with the non-cancelable operating lease with the City amounted to approximately $759,000 in 1998. Future lease payments are dependent on customer and revenue numbers generated by future years' operations.

(10)     LITIGATION

         The Company is subject to certain claims and lawsuits which have been filed in the ordinary course of business. Management does not believe these pending claims and litigation would have a material adverse effect on the financial position of the Company.

                       GAMBLERS SUPPLY MANAGEMENT COMPANY
                      Notes to Interim Financial Statements
                  Nine Months Ended September 30, 1999 and 1998
                                   (Unaudited)



Note 1 - Unaudited Financial Statements

         The accompanying unaudited financial statements of Gamblers Supply Management Company have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information, pursuant to the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, certain financial information and footnote disclosures normally included in the financial statements have been condensed or omitted. The results for the periods indicated are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of operating results.

         The Miss Marquette riverboat, which is owned by the Company's parent, and related depreciation have been included in the accompanying financial statements.

         Results of operations for interim periods are not necessarily indicative of a full year of operations.

         These unaudited financial statements should be read in conjunction with the 1998 financial statements and notes thereto, which are included in this document.

Note 2 - Recent Accounting Pronouncements

         During 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes new standards for recognizing all derivatives as either assets or liabilities, and measuring those instruments at fair value. The Company plans to adopt the new standard during the first quarter of the year 2001, as required. The Company is in the process of evaluating SFAS 133 and the impact on the Company, but does not believe the impact will be material.

Note 3 - Liquidity

         At September 30, 1999, current liabilities exceeded current assets by $13,600,000, including amounts the Company had due to its parent company of $11,762,000. The amounts due to the parent company resulted primarily from the initial construction and equipping of the riverboat casino operation and related amenities. The parent company has provided additional funds as needed related to the Company's repayment of third party debt. The Company generated $5,313,000 operating income and $1,879,000 operating cash flow for the nine months period ending September 30, 1999.

Note 4 - Subsequent Events

         On July 30, 1999, the Company's parent entered into a definitive agreement to sell the Company and the Miss Marquette riverboat to Lady Luck Gaming Corporation. The agreement provided for a sale price of $41.67 million and the assumption of certain liabilities. GSMC borrowed $16.3 million from Isle of Capri in order to fund a portion of this purchase price. The loan is secured by a lien on substantially all of the assets of the Miss Marquette riverboat gaming facility, excluding the gaming licenses. Closing of the sale occurred on October 29, 1999.

(b)      Unaudited Pro Forma Information

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1999 (the "9/30/99 Pro Forma Balance Sheet"), and unaudited pro forma condensed consolidated statements of earnings for the fiscal year ended December 31, 1998 and the nine months ended September 30, 1999 (the "12/31/98 Pro Forma Statement of Operations" and the "9/30/99 Pro Forma Statement of Operations," respectively, and together with the 9/30/99 Pro Forma Balance Sheet, the "Pro Forma Statements") are based on the historical consolidated financial statements of Lady Luck included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and the historical financial statements of GSMC for the fiscal year ended December 31, 1998 and for the nine months ended September 30, 1999. The Pro Forma Statements and the notes thereto should be read in conjunction with such historical financial statements (and the notes thereto). The Pro Forma Statements give effect to the Miss Marquette Purchase and the related secured purchase money loan in the principal amount of $16.3 million made by Isle of Capri to GSMC pursuant to the Miss Marquette Credit Agreement.

         The 9/30/99 Pro Forma Balance Sheet gives effect to the Miss Marquette Purchase and the related secured purchase money loan as if they occurred as of September 30, 1999, and the 12/31/98 Pro Forma Statement of Operations and the 9/30/99 Pro Forma Statement of Operations give effect to the Miss Marquette Purchase and the related secured purchase money loan as if they occurred as of January 1, 1998. The Miss Marquette Purchase is accounted for as a purchase for accounting and financial reporting purposes. Assumptions necessary to reflect the Miss Marquette Purchase and the related secured purchase money loan and to restate historical amounts are presented in the "Miss Marquette Acquisition Adjustments" and the "Financing Adjustments" columns, which assumptions are further described below and in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

         In the opinion of Lady Luck's management, all adjustments necessary to present fairly the Pro Forma Statements have been made. The pro forma adjustments are based upon available information and certain assumptions that Lady Luck believes are reasonable. The Pro Forma Statements do not purport to represent what the Company's financial position and results of operations would actually have been had the Miss Marquette Purchase and the related secured purchase money loan in fact occurred on such dates or to project Lady Luck's financial position or results of operations for any future period.

               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                                                                      Pro Forma
                                                                                                       for the
                                                                    Miss                              Financing
                                                   Historical     Marquette                              and
                                    Historical        Miss       Acquisition        Financing        Acquisition
                                       LLGC         Marquette    Adjustments       Adjustments       Adjustments
                                    ----------     ----------    -----------       -----------       -----------
Current assets:
   Cash , cash equivalents and
   marketable securities                 $40,293         $2,306  $          -          $(25,775) (g)      $16,824
   Accounts receivable, net                  736              1             -                 -               737
   Inventories                               499            196             -                 -               695
   Prepaid expenses                        1,744            174             -                 -             1,918
                                      ----------     ----------    -----------       -----------       -----------
      Total current assets                43,272          2,677             -           (25,775)           20,174

Property and equipment
                                                                               (b)
   Land and land improvements             15,786            923             -                 -            16,709
   Building, boats and                                                         (b)
   improvements                          104,334         25,759       (14,364)                -           115,729
                                                                               (b)
   Furniture, fixtures and equipment      39,042          9,316        (4,234)                -            44,124
                                      ----------     ----------    -----------       -----------       -----------
                                         159,162         35,998       (18,598)                -           176,562

   Less accumulated depreciation         (36,514)        (7,675)        7,675  (b)            -           (36,514)
                                      ----------     ----------    -----------       -----------       -----------
                                         122,648         28,323       (10,923)                -           140,048
   Construction in progress                9,226              -             -                 -             9,226
                                      ----------     ----------    -----------       -----------       -----------
      Total property and equipment,
      net                                131,874         28,323       (10,923)                -           149,274

Other assets:
   Deferred financing fees and costs,
   net                                     1,226              -             -               408  (a)        1,634
   Investment in unconsolidated
   affiliates, net                        17,204              -             -                 -            17,204
                                                                               (b)
   Other                                   4,601            382          (282)                -             4,701
                                                                               (b)
   Goodwill                                    -              -        29,174                 -            29,174
                                      ----------     ----------    -----------       -----------       -----------
      Total other assets                  23,031            382        28,892               408            52,713



TOTAL ASSETS                            $198,177        $31,382       $17,969          $(25,367)         $222,161
                                      ==========     ==========   ============       ===========       ==========
Current liabilities:
   Current portion of long-term debt       1,052          2,207             -            16,300  (g)       19,559
   Accrued interest                        1,859              -             -                 -             1,859
   Accounts payable                        2,697            344             -                 -             3,041
   Construction payables                   1,952              -             -                 -             1,952
   Accrued property taxes                    985              -             -                 -               985
   Other accrued liabilities               8,514          1,964           500  (b)            -            10,978
                                                                               (c)
   Amounts due to related party                -         11,762       (11,762)                -                 -
                                      ----------     ----------    -----------       -----------       -----------
      Total current liabilities           17,059         16,277       (11,262)           16,300            38,374

Long-term debt:


                                       17

   Mortgage notes payable                173,500              -             -                 -           173,500
   Other long-term debt                    3,114          2,669             -                 -             5,783
                                      ----------     ----------    -----------       -----------       -----------
      Total long-term debt               176,614          2,669             -                 -           179,283

      Total liabilities                  193,673         18,946       (11,262)           16,300           217,657

Series A mandatory redeemable
preferred stock                           22,442              -             -                 -            22,442

Stockholders' equity/(deficit):
   Common stock                               29             10           (10) (e)            -                29
   Additional paid-in capital             31,382         14,677       (14,677) (e)            -            31,382
   Purchase accounting adjustments             -              -        41,667  (b)      (41,667) (g)            -

   Accumulated Deficit                   (49,349)        (2,251)        2,251  (e)            -           (49,349)
                                      ----------     ----------    -----------       -----------       -----------
      Total stockholders'
      equity/(deficit)                   (17,938)        12,436        29,231           (41,667)          (17,938)
TOTAL LIABILITIES AND
STOCKHOLDERS'
EQUITY/(DEFICIT)                        $198,177        $31,382       $17,969          $(25,367)         $222,161
                                      ==========     ==========   ============       ===========       ==========


       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                                                      Pro Forma
                                                                                                       for the
                                                                    Miss                              Financing
                                                   Historical     Marquette                              and
                                    Historical        Miss       Acquisition        Financing        Acquisition
                                       LLGC         Marquette    Adjustments       Adjustments       Adjustments
                                    ----------     ----------    -----------       -----------       -----------
Revenues:
   Casino                                $97,818        $24,390   $         -      $          -          $122,208
   Food and Beverage                      11,553          3,130             -                 -            14,683
   Hotel                                   4,281            360             -                 -             4,641
   Equity in net income of
   unconsolidated affiliate                5,242              -             -                 -             5,242
   Management fees from
   unconsolidated affiliate                2,054              -             -                 -             2,054
   Other                                   2,949            326                               -             3,275
                                      ----------     ----------    -----------       -----------       -----------
      Gross revenues                     123,897         28,206             -                 -           152,103
      Less: Promotional allowances       (10,660)        (1,614)            -                 -           (12,274)
                                      ----------     ----------    -----------       -----------       -----------
      Net revenues                       113,237         26,592             -                 -           139,829

Costs and expenses:
   Casino                                 40,873         12,597             -                 -            53,470
   Food and Beverage                       3,467          1,374             -                 -             4,841
   Hotel                                   1,333            125             -                 -             1,458
   Other                                      51            218             -                 -               269
   Selling, general administrative        34,371          5,105             -                 -            39,476
   Related party license fee               2,944              -                               -             2,944
   Depreciation and amortization           6,760          1,860           119  (d)            -             8,739
   Gain on sale of assets                      -              -             -                 -                 -
   Pre-opening expenses                      437              -             -                 -               437
                                      ----------     ----------    -----------       -----------       -----------
      Totals costs and expenses           90,236         21,279           119                 -           111,634
                                      ----------     ----------    -----------       -----------       -----------
Operating income                          23,001          5,313          (119)                -            28,195

Other income (expense):
   Interest income                         1,295              -             -                 -             1,295
   Interest expense, net                 (15,935)        (1,775)          965  (f)       (1,605) (a)      (18,350)
   Other                                    (167)             -             -                                (167)
                                      ----------     ----------    -----------       -----------       -----------
      Total other income (expense)       (14,807)        (1,775)          965            (1,605)          (17,222)
                                      ----------     ----------    -----------       -----------       -----------
Income from continuing operations     $    8,194     $    3,538  $        846        $   (1,605)       $   10,973
                                      ==========     ==========    ===========       ===========       ===========

EBITDA(1)                                $30,198         $7,173                                           $37,371


(1) EBITDA is defined as operating income adjusted for depreciation and amortization, pre-opening expenses and any gain on sale of assets.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                      Pro Forma
                                                                                                       for the
                                                                    Miss                              Financing
                                                   Historical     Marquette                              and
                                    Historical        Miss       Acquisition        Financing        Acquisition
                                       LLGC         Marquette    Adjustments       Adjustments       Adjustments
                                    ----------     ----------    -----------       -----------       -----------
Revenues:
   Casino                               $126,314        $33,182      $      -       $         -          $159,496
   Food and Beverage                      15,535          3,954             -                 -            19,489
   Hotel                                   4,229            474             -                 -             4,703
   Equity in net income of
   unconsolidated affiliate                5,099              -             -                 -             5,099
   Management fees from
   unconsolidated affiliate                2,292              -             -                 -             2,292
   Other                                   3,715            400             -                 -             4,115
                                      ----------     ----------    -----------       -----------       -----------
      Gross revenues                     157,184         38,010             -                 -           195,194
      Less: Promotional allowances       (13,105)        (2,069)            -                 -           (15,174)
                                      ----------     ----------    -----------       -----------       -----------
      Net revenues                       144,079         35,941             -                 -           180,020

Costs and expenses:
   Casino                                 52,497         16,910             -                 -            69,407
   Food and Beverage                       4,941          1,791             -                 -             6,732
   Hotel                                   1,640            167             -                 -             1,807
   Other                                     143            378             -                 -               521
   Selling, general administrative        45,252          7,985             -                 -            53,237
   Related party license fee               3,370              -             -                 -             3,370
   Depreciation and amortization           8,506          2,421           218  (d)            -            11,145
   Gain on sale of assets                 (2,848)             -             -                 -            (2,848)
   Pre-opening expenses                        -              -             -                 -                 -
                                      ----------     ----------    -----------       -----------       -----------
      Totals costs and expenses          113,501         29,652           218                 -           143,371
                                      ----------     ----------    -----------       -----------       -----------
Operating income                          30,578          6,289          (218)                -            36,649

Other income (expense):
   Interest income                         2,160              -             -                 -             2,160
   Interest expense, net                 (21,960)        (2,890)        1,375  (f)       (2,140) (a)      (25,615)
   Other                                    (537)             -             -                 -              (537)
                                      ----------     ----------    -----------       -----------       -----------
      Total other income (expense)       (20,337)        (2,890)        1,375            (2,140)          (23,992)
                                      ----------     ----------    -----------       -----------       -----------
Income from continuing operations       $ 10,241        $ 3,399        $1,157          $ (2,140)         $ 12,657
                                      ==========     ==========    ===========       ===========       ===========

EBITDA(1)                                $36,236         $8,710                                           $44,946


(1) EBITDA is defined as operating income adjusted for depreciation and amortization, pre-opening expenses and any gain on sale of assets.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FINANCING ADJUSTMENTS

(a) Reflects the changes in interest expense and debt issuance costs due to the increase in long-term debt arising from the loan from Isle of Capri Casinos, Inc. to finance a portion of the acquisition.

MISS MARQUETTE ACQUISITION ADJUSTMENTS

(b) The following table sets forth the purchase price of Miss Marquette and the preliminary allocation as of September 30, 1999:

Preliminary Allocation:
      Working capital*                                                                           $   (2,338)
      Land and land improvements                                                                        923
      Building, boats and improvements                                                               11,395
      Furniture, fixtures and equipment                                                               5,082
      Other assets                                                                                      100
      Other long-term liabilities                                                                    (2,669)
                                                                                                 ----------
           Subtotal (fair value of net assets acquired)                                              12,493
      Goodwill (excess of purchase price over fair value of assets acquired)                         29,174
                                                                                                 ----------
                                                                                                 $   41,667
                                                                                                 ==========


         *The parties have agreed to adjust the above purchase price to reflect changes in Miss Marquette's working capital from an agreed-upon amount as compared to the amount of working capital at the closing date.

         We are currently in the process of allocating the purchase price and its allocation will be based on the discounted cash flows, quoted market prices and estimates by management which are expected to be completed within one year following the Miss Marquette acquisition. Upon completion of the purchase price allocation process, to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill. The Company has developed a preliminary plan to replace the riverboat in the next 12 months and has allocated the purchase price to the riverboat based on the estimated net realizable value.

(c) Reflects reductions for assets and liabilities, which are not included in our purchase of Miss Marquette.

(d) Reflects the estimated expense for the amortization of the goodwill over a period of 25 years and the incremental change in depreciation expense as a result of the adjustment of the assets acquired to fair value. Depreciation of assets acquired is based upon the following estimated useful lives:

         Buildings, boats and improvements....................  25 years
         Furniture, fixtures and equipment....................  5 years

(e) Reflects the elimination necessary for the consolidation of Miss Marquette based upon the allocation of the purchase price.

(f) Reflects the elimination of the interest expense for debt to related party not assumed by Lady Luck Gaming Corporation in the acquisition.

(g) Reflects the effects of the increase in debt and use of proceeds for the acquisition. The following activity is reflected in the cash account as of September 30, 1999:

         Net proceeds from Miss Marquette Credit Agreement                      $ 15,892
         Purchase of Miss Marquette for cash                                     (41,667)
                                                                               ----------
         Net use of proceeds                                                    $ 25,775
                                                                               ==========

(c)      Exhibits.

EXHIBIT NO.                DESCRIPTION
2.1                        Stock Purchase Agreement dated as of July 30, 1999,
                           among Lady Luck, Sodak and GSMC, incorporated herein
                           by reference to Exhibit 2 of Lady Luck's Current
                           Report on Form 8-K filed with the Securities and
                           Exchange Commission on August 9, 1999 and dated as of
                           July 30, 1999.

4.1 Security Agreement dated as of October 29, 1999, between GSMC and Isle of Capri, incorporated by reference to Lady Luck's initial Current Report on Form 8-K filed with the Securities and Exchange
                           Commission on November 15, 1999 and dated as of the date hereof.

4.2                        Mortgage, Security Agreement, Financing Statement and
                           Assignment of Leases and Rents, entered into as of October 29, 1999, incorporated by reference to Lady
                           Luck's initial Current Report on Form 8-K filed with the Securities and Exchange Commission on November
                           15, 1999 and dated as of the date hereof.

4.3                        First Preferred Mortgage dated as of October 29,
                           1999, by GSMC and Isle of Capri, incorporated herein by reference to Lady Luck's initial Current Report on Form 8-K filed with the Securities and Exchange
                           Commission on November 15, 1999 and dated as of the date hereof.

4.4 Credit Agreement dated as of October 29, 1999, by and between GSMC and Isle of Capri, incorporated herein by reference to Exhibit 10.2 of Lady Luck's Current
                           Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 1999 and dated as of October 5, 1999.


99.1 Joint Press Release dated November 1, 1999, incorporated by reference to Lady Luck's initial
                           Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 1999 and dated as of the date hereof.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LADY LUCK GAMING CORPORATION



                                     By: /s/  RORY J. REID
                                         --------------------------------------
                                              Rory J. Reid
                                              Senior Vice President, Secretary
                                              and General Counsel


Date:  January  12, 2000

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION
2.1                        Stock Purchase Agreement dated as of July 30, 1999,
                           among Lady Luck, Sodak and GSMC, incorporated herein
                           by reference to Exhibit 2 of Lady Luck's Current
                           Report on Form 8-K filed with the Securities and
                           Exchange Commission on August 9, 1999 and dated as of
                           July 30, 1999.

4.1 Security Agreement dated as of October 29, 1999, between GSMC and Isle of Capri, incorporated by reference to Lady Luck's initial current Report on Form 8-K filed with the Securities and Exchange
                           Commission on November 15, 1999 and dated as of the date hereof.

4.2                        Mortgage, Security Agreement, Financing Statement and
                           Assignment of Leases and Rents, entered into as of October 29, 1999, incorporated by reference to Lady
                           Luck's initial current Report on Form 8-K filed with the Securities and Exchange Commission on November
                           15, 1999 and dated as of the date hereof.

4.3                        First Preferred Mortgage dated as of October 29,
                           1999, by GSMC and Isle of Capri, incorporated herein by reference to Lady Luck's initial current Report on Form 8-K filed with the Securities and Exchange
                           Commission on November 15, 1999 and dated as of the date hereof.

10.1 Credit Agreement dated as of October 29, 1999, by and between GSMC and Isle of Capri, incorporated herein by reference to Exhibit 10.2 of Lady Luck's Current
                           Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 1999 and dated as of October 5, 1999.


99.1 Joint Press Release dated November 1, 1999, incorporated by reference to Lady Luck's initial current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 1999 and dated as of the date hereof.

                                       25